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                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 1st day of February, 2002, by and between Absorption, Corp., a Nevada corporation (the "Company"), and David Thompson, an individual resident of the State of Washington, USA (the "Executive").

WITNESSETH:

         WHEREAS, the Executive has heretofore been serving as Chief Financial Officer of the Company and has the experience to provide services;

         WHEREAS, the Company desires to retain the services of the executive, and the Executive desires to be employed by the Company for the term of this Agreement and each wants the terms and conditions as set out herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Executive, intending to be legally bound, hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Executive as the Chief Financial Officer and the Executive accepts such employment and agrees to perform services for the Company, subject always to such resolutions as are established from time to time by the Board of Directors of the Company, for the period and upon the other terms and conditions set forth in this Agreement.

         2. TERM. The term of the Executive's employment hereunder shall be for a period of three (3) years, commencing on the date of this Agreement and shall be automatically extended for additional one (1) year period unless either party sends the other party a notice of its intention not to extend within 90 days before the expiration of the each year of the term so that the Executive shall have a three (3) year contract at all times. The term of the Executive's employment hereunder is subject to earlier termination as hereafter specified.

         3. POSITION AND DUTIES.

         3.1 SERVICE WITH THE COMPANY. During the term of this Agreement, the Executive agrees to perform the duties of Chief Financial Officer including such executive employment duties as the Company's Board of Directors (the "Board") shall assign to him from time to time, and is customary for a similar position within the Company's industry.

         3.2 NO CONFLICTING DUTIES. During the term hereof, the Executive shall devote his time, effort and skill to the operation of the Company, and will offer any directly relevant

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business opportunity he encounters to the Company. The Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the term of this Agreement, he will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

         4. COMPENSATION.

         4.1 BASE SALARY. As compensation for all services to be rendered by the Executive under this Agreement, the Company shall pay to the Executive a base annual salary of $10,000.00 per month (the "Base Salary") which shall be paid commencing on February 1, 2002 on a regular basis in accordance with the Company's normal payroll procedures and policies together with all the Company's benefits.

         4.2 BONUS. The Board of Directors of the Corporation shall set and determine each year how bonuses will be awarded based on a criteria agreed to by the Executive and the corporation. The bonus to be distributed will be determined by the Compensation Committee in consultation with such persons as are necessary as soon as possible after the financial results from the year are available. It will be based primarily upon the target criteria as set at the beginning of the fiscal year.

         4.3 STOCK OPTIONS. The Company agrees to maintain a stock option plan which provides for shares under the rules and policies of the applicable governing securities exchange rules for the Company's stock. Such options shall be offered at the lowest price as options issued to any other Executives at that time and exercisable at the earliest date permissible under the rules and policies of the applicable governing securities exchange rules for the Company's stock.

         4.4 PARTICIPATION IN BENEFIT PLANS. The Executive shall be included to the extent eligible thereunder in any and all plans of the Company providing general benefits for the Company's Executives, including but not limited to Group Life Insurance, Hospitalization, Disability, Medical, Dental, Pension, Profit Sharing, Savings and Stock Bonus Plans. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. If for any reason the Executive cannot participate in such program, his compensation will be adjusted in the cash equivalent.

         4.5 EXPENSES. In accordance with the Company's policies established from time to time, the Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses on a basis consistent with prior practice incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers.

         4.6 VACATION TIME. Executive shall be entitled to take paid vacation time of up to four (4) weeks per year, in addition to the normal holidays when the business is closed.
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         5.0 COMPENSATION UPON THE TERMINATION OF THE EXECUTIVE'S EMPLOYMENT.
The Executive commenced working with the company on April 12, 1993 and has been continuously employed to this date. In the event that the Executive's employment is terminated then:

         5.1 SEVERANCE WAGES. The Executive is to receive severance compensation and benefits under the terms of this Agreement, the compensation and bonus shall be defined as 2 months per year up to 24 months calculated from the date the Executive started his employment with the Company with a minimum of 6 months salary as defined in Section 4.1 of this Agreement and any amendment to this Agreement as approved by the parties.

         5.2 SEVERANCE BENEFITS. In the event of termination the Executive may receive benefits for the length of time as calculated in 5.1 provided such benefits are funded and provided by a third party pursuant to a benefit contract which the Company has contributed to for the benefit of the employees even though the Executive is no longer employed by the company.

         5.3 SEVERANCE ON DISABILITY. In the event that the Executive is terminated pursuant to Section 8.1 (disability) and the Executive is entitled to receive the disability insurance benefits through his employment with the Company as set out in section 5.2 and the disability insurance benefits cease prior to the time as set out in paragraph 5.1 then the Company will pay the Executive his salary as set out in paragraph 4.1. All benefits set out in section 4.4 that are not covered under the disability insurance and are covered under the terms of the contract the Company has with the benefit provider shall be paid for by the Company to the benefit of the Employee until the end of the time period set out in section 5.1. If such benefits are not covered in the contract then the Company will pay the same directly to the Executive or pursuant to the Executive's direction to the provider of such coverage. Any options shall continue until they expire or such shorter period of time as is required under securities legislation in Washington State and The United States of America.

         5.4 SEVERANCE ON DEATH. In the event the Executive's employment is terminated pursuant to Section 8.2 (death), the Executive's beneficiary or a beneficiary designated by the Executive in writing to the Company, or in the absence of such beneficiary, the Executive's estate, shall be entitled to receive the Group Life Insurance which are part of the Company benefits and in the absence of any group life insurance or other life insurance benefits contributed to or organized by the Company then the estate of the executive shall receive the amounts set out in 5.1 and those that may be payable to the estate under 5.2. Any options shall continue to their expiry date or such shorter period of time as is required under securities legislation in Washington State and The United States of America.

         5.5 SEVERANCE ON TERMINATION FOR CAUSE. In the event that the Executive's employment is terminated pursuant to Sections 8.3 (termination for cause), then he shall not be entitled to any compensation other than his then current Base Salary which has accrued and
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any benefits set out in 5.1 calculated only to the date of termination. In the event that Executive's employment is terminated pursuant to Section 8.4 (resignation), he shall be entitled to his then current Base Salary, any benefits pursuant to Clause 5.2 to the date of termination only and any bonus, if such, is accrued or calculated monthly through to the date of termination.

         5.6 SEVERANCE ON TERMINATION WITHOUT CAUSE. In the event the Executive is terminated by the Company pursuant to Section 8.5 (Termination Without Cause), the Executive shall receive severance as defined in Section 5.1 and 5.2 of this Agreement.

         5.7 PAYMENT OF SEVERANCE. All payments required to be made by the Company to the Executive pursuant to this Section 5 shall be paid in the manner and at the times specified in Section 4.1 hereof. Any notice given to the Executive pursuant to Section 8 shall be counted as part of the time calculated in 5.1 and the payments of benefits set out in 5.2.

         6.0 CONFIDENTIAL INFORMATION. Except as permitted or directed by the Company's Board, the Executive shall not during the term of his employment under this Agreement or at any time thereafter divulge, furnish, disclose or make accessible (other than in the ordinary course of the business of the Company) to anyone for use in any way any confidential or secret knowledge or information of the Company which the Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, software or computer programs, plans, devices or material (whether or not patented or patentable, copyrighted or copyrightable) directly or indirectly useful in any aspect of the business of the Company, any confidential customer or supplier lists of the Company, any confidential or secret development or research work of the Company, price lists, know how, forecasts, or any other confidential, secret or non-public aspects of the business of the Company. The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of this Agreement, the Executive will refrain from any acts or omissions that would reduce the value of the use of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by the Executive.

         7.0 NON COMPETITION. The Executive agrees that during the term of this Agreement, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section, if such activity were carried out by the Executive, either directly or indirectly, and in
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particular the Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

         7.1 The Executive agrees not to directly or indirectly or otherwise assist, encourage any person to be involved in any manner to invest or promote any business or activity of a similar nature if the Executive has terminated this Agreement pursuant to Sections 8.1, 8.4 or 8.6 of this Agreement for a period of ONE (1) YEAR or for the length of the severance pay, whichever is the longer, from the date of termination.

         8. TERMINATION PRIOR TO EXPIRATION OF THE TERM.

         8.1 DISABILITY. The Executive's employment shall terminate upon the Executive's becoming totally or permanently disabled for a period of six (6) months or more. For purposes of this Agreement, the term "totally or permanently disabled" or "total or permanent disability" means Executive's inability on account of sickness or accident, whether or not job-related, to engage in regularly or to perform adequately his assigned duties under this Agreement. The Board of Directors shall determine, acting reasonably and bona fide, whether the Executive can engage in regularly or perform adequately his assigned duties using the reports of doctors and such other information as may be helpful. The Board may seek such advice as it deems necessary to make such determination.

         8.2 DEATH OF EXECUTIVE. The Executive's employment shall terminate immediately upon the death of Executive.

         8.3 TERMINATION FOR CAUSE. The Company may terminate the Executive's employment at any time for "Cause" (as hereinafter defined) immediately upon written notice to Executive. Such written notice shall set forth with reasonable specificity the Company's basis for such termination. As used herein, the term "Cause" shall mean that the Executive shall have (i) in the reasonable judgment of the Board of Directors committed a criminal act or an act of fraud, embezzlement, breach of trust or other act of gross misconduct, (ii) wilfully violated written corporate policy or rules of the Company, or (iii) in the reasonable judgment of the Board of Directors, has wilfully refused to follow the reasonable written directions given by the Board of Directors from time to time or breached any covenant or obligation under this Agreement or other agreement with the Company.

         8.4 RESIGNATION. The Executive's employment shall be terminated on the earlier of the date that is one (1) month following the written submission of the Executive's resignation to the Board or the earlier date such resignation is accepted by the Board.

         8.5 TERMINATION WITHOUT CAUSE. The Company may terminate the Executive's employment without cause upon written notice to the Executive. Termination "without cause" shall mean termination of employment on any basis other than termination of Executive's employment hereunder pursuant to Sections 8.1, 8.2, 8.3 or 8.4. Notice by the Company that this Agreement shall not be renewed as defined in Section 2 herein, shall be defined as
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termination without cause entitling the Executive to compensation as defined in
Section 5.1 and 5.2.

         8.6 CHANGE OF CONTROL. Change of control as defined by this Agreement shall occur (1) if three or more of the current directors of the Company's parent Company, International Absorbents, Inc. (IAB) are replaced, unless they are replaced by voluntary resignation, retirement or death, (2) if any individual or entity obtains more than 20% of the voting common stock of IAB, but is not currently an officer or director of IAB, (3) if any individual or entity other than IAB obtains more than 49% of the voting stock of Absorption Corp. or if all or substantially all of the operating assets of the Company are sold.

         (a) In the event of change of control of the Company, the Executive shall be entitled to receive all options subject to the provisions of the option plan in force with the Company at the time and any additional incentive packages granted, but which have not vested immediately upon the change of control being completed and all such compensation shall be dealt with in the same manner as for all other Executives of the Company, unless such Executive has different terms to his/her contract.

         (b) The Executive shall have the option to terminate this contract with compensation and benefits pursuant to Section 5.1 and 5.2 of this Agreement, within 180 days of the date on which the change of control takes place.

         8.7 SURRENDER OF RECORDS AND PROPERTY. Upon termination of his employment with the Company, the Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company and which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

         9.0 ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party. Upon such assignment by the Company, the Company shall obtain the assignees' written agreement enforceable by Executive to assume and perform, from and after the date of such assignment, the terms, conditions and provisions imposed by this Agreement upon the Company. After any such assignment by the Company and such written agreement by the Assignee, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this
Section 9. It is agreed by both parties to this Agreement that in the case of a change of control of the Company as defined in Section 8.6 of this Agreement, that this Agreement shall be automatically assigned to the new controlling entity.
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         10. INDEMNIFICATION. The Company shall indemnify Executive as provided in the Company's Bylaws.

         10.1 DIRECTORS AND OFFICERS INSURANCE. The company shall maintain Directors and officers insurance as decided by the Board of Directors from time to time required to protect the Executive from claims made against him as a result of his duties and performance of his employment with the Company.

         11. MISCELLANEOUS.

         11.1 GOVERNING LAW. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Washington.

         11.2 WITHHOLDING TAXES. The Company may withhold from any benefits payable under this Agreement all federal, provincial, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         11.3 AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

         11.4 NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         11.5 SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted here from and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.
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         11.6 SURVIVAL. Sections 6, 7 and 9 shall survive termination of this
Agreement.

         11.7 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between Executive and Company with respect to the transactions contemplated herein and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which are merged herein. It is expressly understood and agreed that, there being no expectations to the contrary between the parties hereto no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed and sealed this Agreement as of the day and year set forth above.

ABSORPTION CORP.

By: /S/ GORDON ELLIS
    ---------------------------------------------

Title: President/Chairman
       ------------------------------------------


DAVID THOMPSON

/S/ DAVID THOMPSON
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ATTEST:

/S/ SHAWN DOOLEY
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